Exhibit "A"

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (the "Agreement") is made as of the 6th day of March, 2000, by and among Aura Systems, Inc. (the "Company"), Guzik & Associates (the "Escrow Agent"), located at 1800 Century Park East, Fifth Floor, Los Angeles, CA 90067-1501 and The Isosceles Fund Limited ("ISOSCELES"), located at Bahamas Financial Center, 3rd Floor, Shirley & Charlotte Streets, Nassau, Bahamas with reference to the following facts:

                              W I T N E S S E T H:

         WHEREAS, the Company has previously issued to ISOSCELES a Convertible Note dated October 27, 1998, in the original principal amount of $1,000,000 (the "Convertible Note") pursuant to a certain Securities Purchase Agreement between ISOSCELES and the Company dated as of October 27, 1998, (the "Purchase Agreement"), which Convertible Note is presently owned by ISOSCELES; and

         WHEREAS, the obligations of the Company under the Note are secured by a certain Security Agreement dated as of October 27, 1998; and

         WHEREAS, ISOCELES and the Company have entered into a Settlement Agreement and Release of Claims dated as of March 6, 2000, as supplemented by a certain Addendum to Settlement Agreement and Release of Claims dated as of March 6, 2000 (the Settlement Agreement, as supplemented, is referred to herein as the "Settlement Agreement"), in order to provide for (1) the issuance to ISOSCELES of Three Million (3,000,000) shares of the Company's Common Stock (the "Conversion Shares") pursuant to the Convertible Note, (iii) the issuance by the Company to ISOSCELES of a warrant entitling ISOSCELES from time to time to purchase Thousand (50,000) shares of the Company's Common Stock at an exercise price of $0.375 per share (the "Settlement Warrants"), (iv) the surrender and cancellation of the Convertible Note, (iv) the release by ISOSCELES and the Company of claims against each other, including all rights under the 400,000 Warrants issued by the Company in October 1998 (the "Note Warrants"); and

         WHEREAS, pursuant to the Settlement Agreement and a certain Subscription Agreements ISOSCELES has agreed to purchase an aggregate of 150,000 restricted shares of the Company's Common Stock (the "Restricted Shares") for the aggregate consideration of $300,000; and

                  WHEREAS, in order to implement the terms of the Settlement Agreement and the Subscription Agreement the parties are entering into this Escrow Agreement (the "Escrow Agreement") with Guzik & Associates, as escrow agent ("Escrow Agent") to facilitate the consummation of the transactions contemplated by this Agreement and the Subscription Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. The Company and ISOSCELES hereby severally appoint the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment for the purpose and on the terms and conditions set forth in this Escrow Agreement.

2. The Escrow Agent will accept from ISOSCELES the Escrow Funds representing the subscription amount for the Restricted Shares, and will accept the documents and certificates enumerated in Section 3(i)-(vi) below.

3. The Company and ISOSCELES hereby instruct the Escrow Agent as follows: On the Closing Date the Escrow Agent shall:

(i) release payment of the $300,000 of Subscription proceeds to the Company or as otherwise directed by the Company;

(ii) deliver to ISOSCELES a certificate evidencing 150,000 Restricted Shares, respectively;

(iii) deliver to ISOSCELES a certificate evidencing the 3,000,000 Conversion Shares,

(iv) deliver to ISOSCELES a legal opinion from the Company's counsel in the form of Exhibit B attached hereto;

(v) deliver to ISOSCELES certificates evidencing 50,000 Settlement Warrants, respectively;

(vi)              deliver to the Company a letter from  ISOSCELES  stating  that
                  the  Convertible   Note  and  the  Note  Warrants  were  never
                  delivered to ISOSCELES,

(vii) deliver to the Company executed UCC-2 Termination Statements to be furnished by ISOSCELES to Escrow Agent.

         The Closing Date shall be deemed to occur upon satisfaction of the following conditions:

                  (a) Escrow Agent shall have received duly executed counterparts of this Agreement from the Company and ISOSCELES and shall have received duly executed counterparts of the Subscription Agreement,

                  (b) Escrow Agent shall have received each of the items enumerated in Paragraph 3(i)-(vii) inclusive.

         If the Closing Date shall not have occurred for any reason by March 17, 2000, the Escrow Agent shall return Subscriptions proceeds, certificates and documents to the person furnishing such items to Escrow Agent.


          4. It is understood and agreed by the parties to this Agreement as follows:

                  (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                  (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                  (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and any rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

                  (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction notice, letter, telegram, cablegram, fax transmission or other written instrument believed by it to be genuine and signed by the Company and ISOSCELES.

                  (e) The Company and ISOSCELES agree to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or as to its status for activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent.

                  (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to the Company and ISOSCELES. The Escrow Agent shall not be required to institute legal proceedings of any kind. Any legal proceedings arising out of or relating to the subject matter of this Agreement shall be brought in a court of competent jurisdiction in Los Angeles County, California, U.S.A.

                  (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

                  (h) The Escrow Agent may refrain from taking any action other than keeping all property held by it in Escrow if it is uncertain concerning its duties or rights under this Escrow Agreement or receives claims or demands from any person or entity or receives a final judgment by a court of competent jurisdiction if it deems that necessary or advisable.

                         (i) The parties acknowledge and agree that Escrow Agent
is acting as legal counsel
to the Company in this transaction and expects to continue to act as legal counsel for the Company in the future. ISOSCELES acknowledges that the Escrow Agent shall have no duty or obligation to disclose any information to any party, it being understood that Escrow Agent's duties are ministerial in nature only.

         5. Communication to and from the Escrow Agent shall be delivered by messenger or forwarded by facsimile transmission, regular, or certified mail, and shall be effective when received.

         6. The Escrow Agent's obligations under this Escrow Agreement shall terminate on the date it shall no longer hold any of the funds, documents or instruments delivered in escrow pursuant to the terms of this Agreement.

         7. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

         8. This Escrow Agreement may be executed in several counterparts by facsimile signature, each of which shall be original, and such counterparts shall together constitute but on and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the date and year first written above.



                         AURA SYSTEMS, INC.



                         By:
                         Title:


      Escrow Agent:

                         Guzik & Associates



                         By:
Samuel S. Guzik



                         THE ISOSCELES FUND LIMITED

                         By___________________________________
                         Title:_________________________________












                                   EXHIBIT "B"

The Isosceles Fund Limited

Bahamas Financial Centre

3rd Floor, Shirley & Charlotte Streets

Nassau, Bahamas

March [__] 2000

Ladies and Gentlemen,

         We have acted as Counsel to Aura Systems Inc., a Delaware Corporation (the "Company"), in connection with the issuance of 3,000,000 shares of the Company's Common Stock under a certain Convertible Note dated October 27, 1998.

         In so acting we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such enquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certifies or photo static and the authenticity of the originals of such latter documents. As to questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Conversion Shares have been duly authorized and have been validly issued, and are fully paid and non-assessable.

2. For purposes of determining the holding period of the Conversion Shares under Rule 144(d) under the Securities Act of 1933, the holding period of the Conversion Shares commenced on the date of issuance of the Convertible Note on October 27,1998

3.            The  Company  currently  meets  the  current  public   information
              requirements under Rule 144 (c) under the Securities Act of 1933.

         The opinions expressed herein are limited to U.S. law and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the law of any other jurisdiction



         Very truly yours,